EXHIBIT C-11

AUDITOR GENERAL OF CANADA	VÉRIFICATEUR GÉNÉRAL DU CANADA

CONSENT OF INDEPENDENT AUDITOR

I have read the Form 18-K/A for the Government of Canada dated 10 November 2011. I have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

I consent to the use of my report dated 1 September 2011 to the Minister of Finance on the Government of Canada’s condensed statement of financial position as at 31 March 2011 and the condensed statement of operations and accumulated deficit, condensed statement of change in net debt and condensed statement of cash flow for the fiscal year then ended attached to the above mentioned Form 18-K/A dated 10 November 2011 filed pursuant to the Securities Exchange Act of 1934 and to its incorporation by reference into Canada’s Registration Statement on Schedule B and Export Development Canada’s Registration Statements on Schedule B.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.

/s/ John Wiersema
John Wiersema, FCA Interim Auditor General of Canada

Ottawa, Canada 10 November 2011